EXHIBIT 23.1

                               CONSENT OF KPMG LLP

The Board of Directors and Stockholders
American Independence Corp. (formerly SoftNet Systems, Inc.):

We consent to incorporation by reference in the registration statements (Nos. 333-45335, 333-57337, 333-65593, 333-71887, 333-86415, and 333-38972) on Forms
S-3 and (Nos. 333-78177, 333-80197, 333-84625, 333-33140 and 333-32962) on Forms
S-8 of American Independence Corp. (formerly SoftNet Systems, Inc.) of our report dated October 25, 2002, except as to Note 19, which is as of November 19, 2002, relating to the consolidated balance sheets of American Independence Corp. (formerly SoftNet Systems, Inc.) and Subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended September 30, 2002, and the related financial statement schedule, which report appears in the September 30, 2002, annual report on Form 10-K of American Independence Corp. (formerly SoftNet Systems, Inc.).



/s/  KPMG  LLP

San Francisco, California
November 19, 2002


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